As filed with the Securities and Exchange Commission on December 29, 2017

Registration No. 333-205849

Registration No. 333-197914

Registration No. 333-189705

Registration No. 333-182239

Registration No. 333-167576

Registration No. 333-159928

Registration No. 333-151740

Registration No. 333-135098

Registration No. 333-114947

Registration No. 333-104683

Registration No. 333-86668

Registration No. 333-59156

Registration No. 333-55684

Registration No. 333-78089

Registration No. 333-69857

Registration No. 333-51793

Registration No. 333-30217

Registration No. 333-07189

Registration No. 333-05997

Registration No. 033-64874

Registration No. 033-63147

Registration No. 033-35544

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-205849

Form S-8 Registration Statement No. 333-197914

Form S-8 Registration Statement No. 333-189705

Form S-8 Registration Statement No. 333-182239

Form S-8 Registration Statement No. 333-167576

Form S-8 Registration Statement No. 333-159928

Form S-8 Registration Statement No. 333-151740

Form S-8 Registration Statement No. 333-135098

Form S-8 Registration Statement No. 333-114947

Form S-8 Registration Statement No. 033-63147

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-86668

Form S-8 Registration Statement No. 333-59156

Form S-8 Registration Statement No. 333-55684

Form S-8 Registration Statement No. 333-78089

Form S-8 Registration Statement No. 333-69857

Form S-8 Registration Statement No. 333-30217

Form S-8 Registration Statement No. 333-07189

Form S-8 Registration Statement No. 333-05997

Form S-8 Registration Statement No. 033-64874

Form S-8 Registration Statement No. 033-35544

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 333-104683

Form S-8 Registration Statement No. 333-51793

UNDER

THE SECURITIES ACT OF 1933

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-1454160
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

730 Central Avenue

Murray Hill, New Jersey 07974

(Address of principal executive offices)

1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated)

1990 Stock Option Plan

1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)

1998 Employee Stock Purchase Plan of C. R. Bard, Inc.

1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated)

2003 Long Term Incentive Plan of C. R. Bard, Inc.

2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)

2005 Directors’ Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated)

2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)

C. R. Bard, Inc. Management Stock Purchase Plan

Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated)

Employees’ Retirement Savings Plan of C. R. Bard, Inc.

MedChem Products, Inc. 1993 Director Stock Option Plan

MedChem Products, Inc. 1993 Spin-Off Stock Option Plan

MedChem Products, Inc. 1993 Stock Option Plan

MedChem Products, Inc. 1994 Stock Option Plan

MedChem Products, Inc. Amended and Restated Stock Option Plan

(Full Titles of the Plans)

Samrat S. Khichi

C. R. Bard, Inc.

730 Central Avenue

Murray Hill, New Jersey 07974

(Name and Address of Agent for Service)

(908) 277-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by C. R. Bard, Inc. (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.25 per share (the “Shares”), and any other security or interest remaining unsold under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-205849, filed with the Commission on July 24, 2015, pertaining to the registration of 1,500,000 shares of the Registrant’s common stock issuable pursuant to the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-197914, filed with the Commission on August 6, 2014, pertaining to the registration of 2,900,000 shares of the Registrant’s common stock issuable pursuant to the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-189705, filed with the Commission on June 28, 2013, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-182239, filed with the Commission on June 20, 2012, pertaining to the registration of 2,750,000 shares of the Registrant’s common stock issuable pursuant to the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and 750,000 shares of the Registrant’s common stock issuable pursuant to the Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-167576, filed with the Commission on June 16, 2010, pertaining to the registration of 3,150,000 shares of the Registrant’s common stock issuable pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-159928, filed with the Commission on June 12, 2009, pertaining to the registration of 1,600,000 shares of the Registrant’s common stock issuable pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-151740, filed with the Commission on June 18, 2008, pertaining to the registration of 2,225,000 shares of the Registrant’s common stock issuable pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and 500,000 shares of the Registrant’s common stock issuable pursuant to the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-135098, filed with the Commission on June 16, 2006, pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated), 100,000 shares of the Registrant’s common stock issuable pursuant to the 2005 Directors’ Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated) and 250,000 shares of the Registrant’s common stock issuable pursuant to the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-114947, filed with the Commission on April 28, 2004, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock and 2,000,000 common stock purchase rights, in each case issuable pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-104683, filed with the Commission on April 23, 2003, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock, 1,200,000 restricted stock units and 3,000,000 common stock purchase rights, in each case to be offered or sold under the 2003 Long Term Incentive Plan of C. R. Bard, Inc.

•	Registration Statement No. 333-86668, filed with the Commission on April 19, 2002, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock and 2,000,000 common stock purchase rights, in each case issuable pursuant to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-59156, filed with the Commission on April 18, 2001, pertaining to the registration of (i) 2,000,000 shares of the Registrant’s common stock and 2,000,000 common stock purchase rights, in each case issuable pursuant to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated), and (ii) 50,000 shares of the Registrant’s common stock and 50,000 common stock purchase rights, in each case issuable pursuant to the 1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-55684, filed with the Commission on February 15, 2001, pertaining to the registration of 500,000 shares of the Registrant’s common stock and 500,000 common stock purchase rights, in each case to be offered or sold under the C. R. Bard, Inc. Management Stock Purchase Plan.

•	Registration Statement No. 333-78089, filed with the Commission on May 7, 1999, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock and 2,000,000 common stock purchase rights, in each case to be offered or sold under the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 333-69857, filed with the Commission on December 29, 1998, pertaining to the registration of 250,000 shares of the Registrant’s common stock and 250,000 common stock purchase rights, in each case to be offered or sold under the C. R. Bard, Inc. Management Stock Purchase Plan.

•	Registration Statement No. 333-51793, filed with the Commission on May 4, 1998, pertaining to the registration of (i) 25,000 shares of the Registrant’s common stock and 25,000 common stock purchase rights, in each case to be issued pursuant to the 1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated), (ii) 1,400,000 shares of the Registrant’s common stock and 1,400,000 common stock purchase rights, in each case to be issued pursuant to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and (iii) 500,000 shares of the Registrant’s common stock and 500,000 common stock purchase rights, in each case to be issued pursuant to the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc.

•	Registration Statement No. 333-30217, filed with the Commission on June 27, 1997, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock and 1,000,000 common stock purchase rights, in each case to be offered or sold under the Employees’ Retirement Savings Plan of C. R. Bard, Inc.

•	Registration Statement No. 333-07189, filed with the Commission on June 28, 1996, pertaining to the registration of 1,550,000 shares of the Registrant’s common stock and 1,550,000 common stock purchase rights, in each case to be offered or sold under the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated).

•	Registration Statement No. 033-63147, filed with the Commission on October 3, 1995, pertaining to the registration of 584,884 shares of the Registrant’s common stock and 584,884 common stock purchase rights to be issued pursuant to the MedChem Products, Inc. 1994 Stock Option Plan, MedChem Products, Inc. 1993 Stock Option Plan, MedChem Products, Inc. 1993 Spin-Off Stock Option Plan, MedChem Products, Inc. 1993 Director Stock Option Plan and MedChem Products, Inc. Amended and Restated Stock Option Plan.

•	Registration Statement Nos. 033-35544, 033-64874 and 333-05997, pertaining to securities of the Registrant issuable pursuant to certain of the Registrant’s equity-based compensation plans.

The Registrant is filing these Post-Effective Amendments to these Registration Statements to withdraw and remove from registration the registered but unsold securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On December 29, 2017, the Registrant was acquired by Becton, Dickinson and Company, a New Jersey corporation (“BD”), pursuant to the Agreement and Plan of Merger, dated as of April 23, 2017 (as amended, the “Merger Agreement”), by and among the Registrant, BD and Lambda Corp., a New Jersey corporation and a wholly owned subsidiary of BD (“Merger Corp”). Pursuant to the Merger Agreement, Merger Corp merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of BD.

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under such Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on December 29, 2017.

C. R. Bard, Inc.

By:	/s/ Gary DeFazio
Name: Gary DeFazio Title: Vice President and Secretary